Exhibit 99.1

FOR IMMEDIATE RELEASE

December 11, 2006

CIPRICO NAMES STEVEN MERRIFIELD PRESIDENT AND CEO

Minneapolis, MN, December 11, 2006 – Ciprico Inc. (NASDAQ: CPCI), a leading provider of storage software, services and solutions for digital media assets, announced that it has appointed Steven D. Merrifield as its new President and Chief Executive Officer, effective immediately. James W. Hansen, Ciprico’s Chairman of the Board of Directors who has served as CEO since September of 2004 following the retirement of the Company’s previous CEO, will remain Chairman of the Board of Directors.

Merrifield was most recently Senior Vice President of Hitachi Global Storage Technologies (GST), a division of Hitachi, where he was also a member of the Executive Committee and Board of Directors.  At Hitachi GST, Merrifield was responsible for directing worldwide distribution and sales for the division, which contributed $4.5 billion in revenue to Hitachi in 2005.  As Senior Vice President, Mr. Merrifield was in charge of managing the operations and sales organizations of the division following the merger of the IBM Storage Technology division and the Hitachi Hard Drive Company.

From 1978 through the 2003 merger of the two units, Merrifield was a senior executive at IBM, where he served as Vice President of Global Sales of IBM’s Technology Group.  From 1999 through 2001, he was Vice President in charge of IBM’s Dell Strategic Alliance.  He also brings experience as IBM’s Director of Worldwide Sales and Marketing of the OEM software group and the Director of Software and Services for IBM’s SMB (Small & Medium Business) Market in Europe.

“We are delighted to have a seasoned executive of Steve’s experience and industry knowledge join our executive team,” Hansen said.  “Steve’s distinguished track record of successes in executive management, sales and marketing over the past several decades, coupled with his deep knowledge of our industry and of our target markets, including long-standing relationships with key potential customers of our storage software platform, makes him the ideal person to move us to the next stage of growth.  We are at a critical juncture in deploying this software offering with the signing of the Broadcom alliance last summer and our first significant OEM partner in China last month that will now begin to leverage the extensive investments we have made over the past two years. Steve’s achievements in driving software and service enterprises with key OEM and channel customers to consistent growth will accelerate our continued expansion and the company’s return to profitability.”

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“Ciprico has developed an important new open software storage platform for the industry that capitalizes on its own long history of success in demanding rich media markets,” added Merrifield. “The company has made considerable progress so far and is now positioned over the next 18 months to extend those capabilities into the consumer, small business and enterprise storage markets. I look forward to building the team and capitalizing on the opportunities in front of us.”

About Ciprico

Ciprico Inc. (NASDAQ: CPCI) is a leading provider of storage software, services and solutions for digital media assets. More information about Ciprico is available at www.ciprico.com.

SAFE HARBOR STATEMENT UNDER THE SECURITIES REFORM ACT OF 1995

Certain statements in this news release are forward-looking and should be read in conjunction with cautionary statements in Ciprico’s SEC filings, reports to stockholders and other news releases. Such forward-looking statements, which reflect our current view of expected growth in the revenues from the storage software platform product lines and licensing, , product development efforts and impact, and other future events and financial performance, involve known and unknown risks that could cause actual results and facts to differ materially from those expressed in the forward-looking statements for a variety of reasons. These risks and uncertainties include, but are not limited to: (i) competitive factors, including pricing pressures; (ii) variability in quarterly sales; (iii) economic trends generally and in various markets; (iv) general economic conditions; (v) market acceptance and unanticipated risks associated with introducing new products and features; (vi) successful integration of new businesses; (vii) sales and distribution issues, (viii) dependence on suppliers, (ix) limited backlog (x) success of strategic alliances and joint ventures and (xi) other events and important factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission (SEC). Investors should take such risks into account when making investment decisions. Future SEC filings, future press releases and oral or written statements made by us or with our approval, which are not statements of historical fact, may also contain forward-looking statements. Stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they were made, and except as required by law, we assume no obligation to update any forward-looking statements. Although we believe that the expectations reflected in these statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

For more information, contact:

James W. Hansen, Chairman (763) 551-4000

Financial: Monte S. Johnson SVP & CFO (763) 551-4000

Investor Relations: Tony Carideo, The Carideo Group, Inc. (612) 317-2880

Public Relations: Curtis Chan, CHAN & ASSOCIATES, INC. (714) 447-4993

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